As filed with the Securities and Exchange Commission on July 6, 1999
                                                Registration No. 333-___________

-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             Registration Statement
                                    Under the
                             Securities Act of 1933

                            DIGITAL LINK CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


          California                                          77-0067742

(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                            Identification No.)

                               217 Humboldt Court
                           Sunnyvale, California 94089
                    (Address of Principal Executive Offices)

                        1993 Employee Stock Purchase Plan
                            (Full Title of the Plan)

                                Naresh C. Kapahi
                            Digital Link Corporation
                               217 Humboldt Court
                           Sunnyvale, California 94089
                     (Name and Address of Agent For Service)

                                 (408) 745-6200
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                           Eileen Duffy Robinett, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
                                                                             Proposed
                                        Amount            Proposed            Maximum       Amount of
                                         to be        Maximum Offering       Aggregate    Registration
Title of Securities to be Registered  Registered       Price Per Share     Offering Price      Fee
-------------------------------------------------------------------------------------------------------

Common Stock, no par value              300,000(1)        $7.375(2)         $2,212,500(2)    $670.45


=======================================================================================================

     (1) Additional shares authorized to be issued as of June 7, 1999 under the 1993 Employee Stock Purchase Plan, as amended.

     (2) Estimated as of June 29, 1999 pursuant to Rule 457(c) and (h) solely for the purpose of calculating the registration fee.

                            DIGITAL LINK CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8
                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
-------  ----------------------------------------

                The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                (a) The Registrant's annual report on Form 10-K for the year ended December 31, 1998 filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on March 29, 1999 (Commission File No. 0-23110);

                (b) The Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1999 filed under the Exchange Act on May 14, 1999 (Commission File No. 0-23110);

                (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (Commission File No. 0-23110) filed on December 20, 1993 with the Commission under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.
-------  --------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-------  ---------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers.
-------  ------------------------------------------

     The Registrant's Articles of Incorporation include a provision that eliminates the personal liability of its directors to the Registrant and its shareholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances. This limitation has no effect on a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the Registrant or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, (vi) under Section 310 of the California Corporations Code (the "California Code") (concerning contracts or transactions between the Registrant and a director) or (vii) under Section 316 of the California Code (concerning directors' liability for improper dividends, loans and guarantees). The provision does not extend to acts or omissions of a director in his capacity as an officer. Further, the provision has no effect on claims arising under federal or state securities laws and will not affect the availability of injunctions and other equitable remedies available to the Registrant's shareholders for any violation of a director's fiduciary duty to the Registrant or its shareholders.

     The Registrant's Articles of Incorporation also include an authorization for the Registrant to indemnify its agents (as defined in Section 317 of the California Code), through bylaws provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this latter provision, the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers and employees. In addition, the Registrant, at its discretion, may provide indemnification to persons whom the Registrant is not obligated to indemnify. The Bylaws also allow the Registrant to enter into indemnity agreements with individual directors, officers, employees and other agents. These indemnity agreements have been entered into with all directors and provide the maximum indemnification permitted by law. These agreements, together with the Registrant's Bylaws and Articles of Incorporation, may require the Registrant, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' insurance if available on reasonable terms.

     Section 317 of the California Code and the Registrant's Bylaws make provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

     The Registrant carries directors' and officers' insurance.

Item 7.  Exemption from Registration Claimed.
-------  ------------------------------------

     Not applicable.

Item 8.  Exhibits.
-------  ---------

               4.01      Registrant's   Amended   and   Restated   Articles   of
                         Incorporation filed on February 7, 1994 (incorporated herein by reference to Exhibit 3.01 of the Registrant's Form 10-K for the year ended December 31, 1994 (the "1994 Form 10-K"), Commission File No. 0-23110).

               4.02 Registrant's Certificate of Correction of Amended and Restated Articles of Incorporation filed on April 7, 1994 (incorporated herein by reference to Exhibit 3.02 of the 1994 Form 10-K, Commission File No. 0-23110).

               4.03 Registrant's Bylaws, as amended (incorporated herein by reference to Exhibit 4.03 of Registrant's Registration Statement on Form S-8 (No. 33-95176) filed with the Commission on July 31, 1995.

               4.04 Registrant's 1993 Employee Stock Purchase Plan, as amended.

               4.05 Form of Agreement for Registrant's 1993 Employee Stock Purchase Plan, as amended (incorporated herein by reference to Exhibit 10.07 of the 1994 Form 10-K, Commission File No. 0-23110).

               4.06 Form of specimen certificate for Registrant's Common Stock (incorporated herein by reference to Exhibit 4.01 of the Registrant's Registration Statement on Form S-1 (No. 33-72642) originally filed on December 8, 1993 (the "Form S-1")).

               4.07 Registration Rights Agreement among Registrant, Vinita Gupta, Summit Ventures, L.P., SV Eurofund C.V. and Summit Investors, L.P. dated December 23, 1987 and certain exhibits thereto (incorporated herein by reference to Exhibit 4.02 of the Form S-1).

               5.01      Opinion of Fenwick & West LLP.

              23.01      Consent of Fenwick & West LLP (included in Exhibit
                         5.01).

              23.02 Consent of PricewaterhouseCoopers LLP, Independent Accountants.

              24.01      Power of Attorney (see page 7).

Item 9.  Undertakings.
-------  -------------

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6, above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Digital Link Corporation for the year ended December 31, 1998 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 6th day of July, 1999.


                                            DIGITAL LINK CORPORATION



                                            By:   /s/ N. C. Kapahi
                                            -----------------------------
                                            Naresh C. Kapahi
                                            Vice President, Finance and
                                            Operations, Chief Financial Officer
                                            and Secretary

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Vinita Gupta and Naresh C. Kapahi, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                       Title                           Date
Principal Executive Officer:


/s/ Vinita Gupta                Chariman of the Board,             July 6, 1999
-----------------------         Chief Executive Officer
Vinita Gupta                    and President


Principal Financial Officer
and Principal Accounting
Officer:


/s/ N. C. Kapahi                Vice President, Finance and        July 6, 1999
-----------------------         Operations, Chief Financial
Naresh C. Kapahi                Officer and Secretary

Additional Directors:

/s/ R. C. Alberding             Director                           July 6, 1999
-----------------------
Richard C. Alberding


/s/ Louis Golm                  Director                           July 6, 1999
----------------------
Louis Golm


/s/ Narendra Gupta              Director                           July 6, 1999
----------------------
Narendra K. Gupta


/s/ Stephen L. Von Rump         Director                           July 6, 1999
-----------------------
Stephen L. Von Rump

                                  Exhibit Index



Exhibit No.                             Description
-----------                             -----------

    4.01 Registrant's Amended and Restated Articles of Incorporation filed on February 7, 1994 (incorporated herein by reference to Exhibit 3.01 of the Registrant's Form 10-K for the year ended December 31, 1994 (the "1994 Form 10-K"), Commission File No. 0-23110).

    4.02 Registrant's Certificate of Correction of Amended and Restated Articles of Incorporation filed on April 7, 1994 (incorporated herein by reference to Exhibit 3.02 of the 1994 Form 10-K, Commission File No. 0-23110).

    4.03 Registrant's Bylaws, as amended (incorporated herein by reference to Exhibit 4.03 of Registrant's Registration Statement on Form S-8 (No. 33-95176) filed with the Commission on July 31, 1995.

    4.04        Registrant's 1993 Employee Stock Purchase Plan, as amended.

    4.05 Form of Agreement for Registrant's 1993 Employee Stock Purchase Plan, as amended (incorporated herein by reference to Exhibit
                10.07 of the 1994 Form 10-K, Commission File No. 0-23110).

    4.06 Form of specimen certificate for Registrant's Common Stock (incorporated herein by reference to Exhibit 4.01 of this Registrant's Registration Statement on Form S-1 (No. 33-72642) originally filed on December 8, 1993 (the "Form S-1")).

    4.07 Registration Rights Agreement among Registrant, Vinita Gupta, Summit Ventures, L.P., SV Eurofund C.V. and Summit Investors, L.P. dated December 23, 1987 and certain exhibits thereto (incorporated herein by reference to Exhibit 4.02 of the Form S-1).

    5.01        Opinion of Fenwick & West LLP

    23.01       Consent of Fenwick & West LLP (included in Exhibit 5.01).

    23.02       Consent of PricewaterhouseCoopers LLP, Independent Accountants.

    24.01       Power of Attorney (see page 7).